Contact:
Brent Johnson
Investor Relations
801-303-3577
brent.johnson@clearone.com

ClearOne Reports 2013 First Quarter Financial Results

Company Reports Strongest Ever First-Quarter Revenues that Demonstrate Traction from Newly Acquired Businesses
SALT LAKE CITY, UTAH - May 1, 2013 - ClearOne (NASDAQ: CLRO) today reported its financial results for the first quarter ended March 31, 2013.
For the 2013 first quarter, revenue for the first time in the first quarter surpassed $11 million, totaling $11.3 million compared with $10.2 million for the first quarter of 2012, an increase of 11%. Gross profit was $7.0 million, or 62% of revenue, compared with $6.1 million, or 60% of revenue, for the first quarter of 2012. Non-GAAP operating income increased by 48% to $1.4 million compared with $953 thousand during the first quarter of 2012. Non-GAAP net income grew 54% to $966 thousand, or $0.10 per diluted share, from $626 thousand, or $0.07 per diluted share. Non-GAAP Adjusted EBITDA increased 34% to $1.6 million, or $0.17 per diluted share compared with $1.2 million, or $0.13 per diluted share in the first quarter of 2012.
The reconciliation between GAAP and Non-GAAP measures is available in the tables attached to this release.
At March 31, 2013, the company had cash and cash equivalents of $42.6 million, down from $55.5 million on December 31, 2012. The cash position at the end of the quarter reflects the final net amount retained from the December 2012 $45 million favorable settlement relating to auction-rate securities, after paying $13.8 million of associated income taxes and $6.75 million in attorneys' fees.
"We are pleased that the results, which include record revenues for the seasonally slower first quarter, reflect meaningful contributions from our recent strategic acquisitions of video technology. Newly introduced professional audio products also significantly contributed to this record revenue," said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne. "Share of video products in our revenue mix has grown significantly, reflecting its increasing importance to our future growth. We continue to evaluate various measures to increase shareholder value, including internal investments in technology, operations, sales and marketing, modest strategic acquisitions, and other alternatives to benefit the company and all shareholders."
The first quarter results do not consider the expected receipt of approximately $500,000 in attorneys' fees previously paid to indemnify the company's former CFO, as the Utah Supreme Court's favorable ruling was received in April 2013, after the conclusion of the company's first quarter.

Recent highlights

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February 2013. The company introduced its new line of software-based video conferencing solutions to its established Professional AV channel distributors, which is expected to generate additional revenue in the remainder of 2013.

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February 2013. The company announced the promotion of David Traeger to Vice President, Professional Audio Visual Sales throughout North America and Latin America. Traeger will be responsible for developing and growing sales of ClearOne's full line of products, including the COLLABORATE® suite of software-based video conferencing solutions, in the Professional AV channel.

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March 2013. The company announced the shipment of its Beamforming Microphone Array to complement its professionally installed audio conferencing product lines. The Beamforming Microphone Array is the industry's first professional-grade microphone array with patent-pending audio beamforming with adaptive steering and next generation AEC technology. This unique product differentiates ClearOne in the market and is expected to drive higher adoption of ClearOne's CONVERGE® line of professional audio products.

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March 2013. The company announced the shipment of its new WS800 Digital Wireless Microphone System to complement its professionally installed audio conferencing product lines. The microphone system uses radio-frequency digital wireless signal transmission technology with highly secure encryption and is optimized to work with CONVERGE®  Pro and INTERACT® Pro products. The introduction of this wireless microphone system provides partners with a more complete ClearOne branded solution set and further extends ClearOne's reach in the large Pro AV microphone market.

Non-GAAP Financial Measures
ClearOne provides non-GAAP financial information in the form of Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and Non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of Non-GAAP net income to GAAP net income is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for audio and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, scalability and reliability. More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company's stock repurchase program and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of Mar. 31, 2013	As of Dec. 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$42,580	$55,509
Receivables, net of allowance for doubtful accounts of $60 and $60, respectively	7,927	8,388
Inventories, net	11,604	10,873
Deferred income taxes	3,148	3,148
Prepaid expenses and other assets	1,793	1,369
Total current assets	67,052	79,287
Long-term inventories, net	1,813	1,955
Property and equipment, net	1,790	1,708
Intangibles, net	4,115	4,258
Goodwill	3,472	3,472
Deferred income taxes	1,195	1,195
Other assets	62	64
Total assets	$79,499	$91,939
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,912	$2,302
Accrued liabilities	2,005	2,143
Income taxes payable	—	14,782
Deferred product revenue	4,192	3,593
Total current liabilities	10,109	22,820
Deferred rent	401	422
Other long-term liabilities	2,029	2,029
Total liabilities	12,539	25,271
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,105,029 and 9,163,462 shares issued and outstanding	9	9
Additional paid-in capital	39,991	40,430
Retained earnings	26,960	26,229
Total shareholders' equity	66,960	66,668
Total liabilities and shareholders' equity	$79,499	$91,939

CLEARONE, INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share value)

	Three months ended Mar. 31,
	2013	2012
Revenue	$11,293	$10,154
Cost of goods sold	4,294	4,046
Gross profit	6,999	6,108

Operating expenses:
Sales and marketing	2,267	2,134
Research and product development	1,866	2,008
General and administrative	1,797	1,480
Proceeds from litigation, net	—	(250)
Total operating expenses	5,930	5,372

Operating income	1,069	736
Other income (expense), net	(14)	16
Income before income taxes	1,055	752
Provision for income taxes	324	274
Net income	$731	$478

Basic earnings per common share	$0.08	$0.05
Diluted earnings per common share	$0.08	$0.05

Basic weighted average shares outstanding	9,152,859	9,098,152
Diluted weighted average shares outstanding	9,394,181	9,246,310

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share value)

	Three months ended Mar. 31, 2013			Three months ended Mar. 31, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$11,293	$—	$11,293	$10,154	$—	$10,154
Cost of goods sold	4,294	(2)	4,292	4,046	(1)	4,045
Gross profit	6,999	2	7,001	6,108	1	6,109

Operating expenses:
Sales and marketing	2,267	(15)	2,252	2,134	(13)	2,121
Research and product development	1,866	(11)	1,855	2,008	(7)	2,001
General and administrative	1,797	(311)	1,486	1,480	(446)	1,034
Proceeds from litigation	—	—	—	(250)	250	—
Total operating expenses	5,930	(337)	5,593	5,372	(216)	5,156

Operating income	1,069	339	1,408	736	217	953
Other income (expense), net	(14)	—	(14)	16	—	16
Income before income taxes	1,055	339	1,394	752	217	969
Provision for income taxes	324	104	428	274	69	343
Net income	$731	$235	$966	$478	$148	$626

Basic earnings per common share	$0.08		$0.11	$0.05		$0.07
Diluted earnings per common share	$0.08		$0.10	$0.05		$0.07

Basic weighted average shares outstanding	9,152,859		9,152,859	9,098,152		9,098,152
Diluted weighted average shares outstanding	9,394,181		9,394,181	9,246,310		9,246,310

The adjustments consist of the following:
Share-based compensation		$59			$51
Amortization of purchased intangibles		143			102
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages		89			127
Acquisition related expenses		48			187
Proceeds from litigation, net of legal expenses and special bonus to key litigation participants		—			(250)
Total of adjustments before taxes		339			217
Income taxes affected by the above adjustments		104			69
Total adjustments		$235			$148

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share value)

	Three months ended Mar. 31,
	2013	2012
GAAP net income	$731	$478
Adjustments:
Provision for income taxes	324	274
Depreciation and amortization	323	312
Non-GAAP EBITDA	1,378	1,064
Proceeds from litigation, net of legal expenses and special bonus to officers	—	(250)
Share-based compensation	59	51
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	89	127
Acquisition related expenses	48	187
Non-GAAP Adjusted EBITDA	$1,574	$1,179

Basic weighted average shares outstanding	9,152,859	9,098,152
Diluted weighted average shares outstanding	9,394,181	9,246,310

Basic Adjusted EBITDA per common share	$0.17	$0.13
Diluted Adjusted EBITDA per common share	$0.17	$0.13